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Exhibit 16

January 23, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

        We have read the statements made by Tyco International Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 22, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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  Exhibit 16